UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2014

GARNERO GROUP ACQUISITION COMPANY
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36482	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Av. Brig. Faria Lima, 1485-19 Andar, Brasilinvest Plaza CEP 01452-002, Sao Paulo, Brazil
(Address of Principal Executive Offices) (Zip Code)

(55) 1130947970
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 3, 2014, the Board of Directors of Garnero Group Acquisition Company (the “Company”) changed the financial year end of the Company from December 31 to June 30.  The Company will file a Transition Report on Form 10-Q covering the period from its inception through June 30, 2014 no later than August 18, 2014.

Item 8.01.	Other Events.

On July 1, 2014, the Company consummated the initial public offering (“IPO”) of 12,500,000 of its units (“Units”).   Each Unit consists of one ordinary share, $.0001 par value per share (“Ordinary Share”), one right (“Right”) to automatically receive one-tenth of one Ordinary Share upon consummation of the Company’s initial business combination and one warrant entitling the holder to purchase one-half of one Ordinary Share at a price of $11.50 per full share commencing on the later of the Company’s completion of its business combination or June 25, 2015 (“Warrant”).  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $125,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 563,750 Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $5,637,500.  Of the Private Placement Units, 501,250 were purchased by an affiliate of Mario Garnero, the Company’s Chief Executive Officer, and 62,500 were purchased by EarlyBirdCapital, Inc., the representative of the underwriters of the IPO (“EBC”).  The Private Placement Units are identical to the Units sold in the IPO.  However, the holders of the Private Placement Units have agreed (A) to vote the Ordinary Shares included in the Private Placement Units (“Private Shares”) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association with respect to the Company’s pre-business combination activities prior to the consummation of such a business combination, (C) not to convert any Private Shares into the right to receive cash from the trust account in connection with a shareholder vote to approve the Company’s proposed initial business combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that such Private Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated within the required time period. Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Units (except to certain permitted transferees) until the completion of the Company’s initial business combination.

An audited balance sheet as of July 1, 2014 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.  Copies of the press releases issued by the Company announcing the pricing of the IPO and consummation of the IPO and Private Placement are included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

On July 7, 2014, the Company consummated the closing of the full over-allotment option to purchase an additional 1,875,000 Units. The Units sold pursuant to the over-allotment option were sold at an offering price of $10.00 per Unit, generating gross proceeds of $18,750,000. In a private sale that took place simultaneously with the consummation of the exercise of the over-allotment option, Mr. Garnero’s affiliate and EBC purchased an additional 60,938 Private Placement Units and 9,375 Private Placement Units, respectively, at $10.00 per Private Placement Unit. Of the gross proceeds of the Units sold pursuant to the over-allotment option and the additional Private Placement Units, $18,843,755 was placed in trust, for a total of $144,468,755 placed in trust, or $10.05 per share sold in the IPO.  A copy of the press release issued by the Company announcing the consummation of the over-allotment option and additional private placement is included as Exhibit 99.4 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d)  Exhibits:

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Pricing of IPO.

99.3	Press Release Announcing Consummation of IPO.

99.4	Press Release Announcing Consummation of Over-Allotment Option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2014

GARNERO GROUP ACQUISITION COMPANY

By:	/s/ Mario Garnero
Name: Mario Garnero
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Audited Balance Sheet.

99.2	Press Release Announcing Pricing of IPO.

99.3	Press Release Announcing Consummation of IPO.

99.4	Press Release Announcing Consummation of Over-Allotment Option.